Filed Pursuant to Rule 424(b)(3)
Registration No. 333-191706

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

SUPPLEMENT NO. 2 DATED JULY 24, 2014

TO THE PROSPECTUS DATED JUNE 27, 2014

This document supplements, and should be read in conjunction with, the prospectus of Carter Validus Mission Critical REIT II, Inc. (the “Company”), dated June 27, 2014 and Supplement No. 1, dated July 7, 2014. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.

The purpose of this prospectus supplement is to describe the following:

(1)	the status of the offering of shares of common stock of the Company;

(2)	the declaration of distributions to our stockholders;

(3)	clarification related to management compensation regarding disposition and property management fees;

(4)	clarification related to investor suitability standards regarding Pennsylvania requirements;

(5)	clarification relating to ability of the board of directors to revise our investment objectives and strategies; and

(6)	revised forms of subscription agreements.

Status of Our Public Offering

We commenced our initial public offering of $2,350,000,000 of shares of our common stock, consisting of up to $2,250,000,000 of shares in our primary offering and up to $100,000,000 of shares pursuant to our distribution reinvestment plan, on May 29, 2014. We are publicly offering two classes of shares of common stock, Class A shares and Class T shares, in any combination with a dollar value up to the maximum offering amount. As of July 24, 2014, we had accepted investors’ subscriptions for and issued approximately 218,333 shares of Class A common stock in the offering, resulting in receipt of gross proceeds of approximately $2,050,000. In addition, we have special escrow requirements for subscriptions from residents of Pennsylvania and Washington, the conditions of which, to date, have not been satisfied. As of July 24, 2014, we had approximately $2,247,950,000 in Class A shares and Class T shares of common stock remaining in our primary offering.

Declaration of Distributions

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary – Distribution Policy” section on page 14 of the prospectus and the “Description of Securities – Distribution Policy and Distributions” section on page 157 of the prospectus:

On July 16, 2014, the board of directors of the Company approved and authorized a daily distribution to the Company’s stockholders of record as of the close of business on each day of the period commencing on the closing date of its first property acquisition and ending on August 31, 2014. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001753425 per share of Class A and Class T common stock. The distributions for each record date in July 2014 and August 2014 would be paid in August 2014 and September 2014, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Management Compensation

The following information replaces in its entirety the discussion related to property management and leasing fees contained in the “Prospectus Summary – Compensation to Our Adviser and its Affiliates” section beginning on page 17 of the prospectus and the “Management Compensation” section beginning on page 88 of the prospectus:

Property Management and Leasing Fees – Carter Validus Real Estate Management Services II, LLC	In connection with the rental, leasing, operation and management of our properties, we will pay our property manager and its affiliates aggregate fees equal to 3.0% of gross revenues from the properties managed. We also will reimburse the property manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers. Our property manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If we contract directly with third parties for such services, we will pay them customary market fees and will pay Carter Validus Real Estate Management Services II, LLC an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event will we pay our property manager or any affiliate both a property management fee and an oversight fee with respect to any particular property.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.

The following information replaces in its entirety the discussion related to disposition fees contained in the “Prospectus Summary – Compensation to Our Adviser and its Affiliates” section beginning on page 17 of the prospectus:

Disposition Fees – Carter Validus Advisors II, LLC	If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay our advisor a disposition fee, up to the lesser of 1.0% of the contract sales price and one-half of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.	Not determinable at this time. Because the disposition fees are based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.

The following information replaces in its entirety the second full paragraph on page 83 of the prospectus contained in the “Management – The Advisory Agreement” section of the prospectus:

If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay our advisor or its affiliate a disposition fee paid on the sale of property, up to the lesser of 1.0% of the contract sales price and one-half of the total brokerage commission paid if a third party broker is also involved.

Investor Suitability Standards

The following information replaces in its entirety the investor suitability standard for Pennsylvania found on page ii of the prospectus to clarify that the proceeds from Pennsylvania investors will not be released until we have an aggregate of $112,500,000 in subscriptions from this offering:

Pennsylvania. Because the minimum closing amount is less than $225,000,000, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of the program subscriptions. We will not release any proceeds received from Pennsylvania investors from escrow until we have an aggregate of $112,500,000 in subscriptions. See the section entitled “Special Notice to Pennsylvania Investors” on page 184 of this prospectus.

Risk Factors

The following information replaces in its entirety the risk factor on page 38 of the prospectus entitled “Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investments.”:

Our board of directors may change our investment objectives and strategies without stockholder approval, which could alter the nature of your investments.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Except to the extent that policies and investment limitations are included in our charter, our investment objectives and strategies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

Management

The following information replaces in its entirety the fourth full paragraph on page 71 of the prospectus contained in the “Management – General” section of the prospectus:

In general, a majority of our independent directors are required to approve matters relating to minimum capital, duties of our directors, the advisory agreement, liability and indemnification of our directors, advisor and affiliates, advisor and affiliate fees, compensation and expenses, investment objectives and strategies, leverage and borrowing policies, meetings of stockholders, stockholders’ election of directors, and our distribution reinvestment plan.

CARTER VALIDUS®
MISSION CRITICAL REIT II

Subscription Agreement

1. Investment

Amount of Subscription: State of Sale:

Minimum Initial Investment is $2,000 ($2,500 - New York)
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow

2. Share Class

Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐ Class A Shares ☐ Class T Shares

3. Account Type - Check One Box Only

Account Type			Additional Required Documentation
☐ Individual			If TOD, Transfer on Death form
☐ Joint Tenants (WROS)*		☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐ Community Property*		*All parties must sign	
☐ Trust			Trustee Certification form or trust documents
☐ Estate			Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial	☐ UGMA: State of: ______	☐ UTMA: State of: ______	None
☐ Corporation	☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC			LLC Operating Agreement or LLC Resolution
☐ Partnership			Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization			Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan		☐ Defined Benefit Plan	Pages of plan document that list plan name, date, trustee name(s) and signatures
☐ KEOGH Plan			
☐ Traditional IRA	☐ SEP IRA	☐ ROTH IRA	For Inherited IRA indicate Decedent's name: ______________________
☐ Simple IRA	☐ Inherited IRA		
☐ Other (Specify) ______________			

> For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 6

4. Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name SSN/TIN DOB

Secondary Investor Name SSN/TIN DOB

Street Address

City State Zip Code

4. Investor Information, continued

Mailing Address (optional):

City: State: Zip Code:

Phone (day): Phone (evening): Email:

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien ☐ Check here if you are subject to backup withholding

☐ Non-resident Alien, country: ____________________

Please attach a separate sheet with the above information for each additional investor.

5. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write "Same." *(This is the name that will appear on your statement.)*

Title Line 1:

Title Line 2:

SSN/TIN:

6. Third Party Custodian Information

> Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian.

> Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Custodian Name:

Custodian Address:

City: State: Zip Code:

Custodian Telephone Number: Custodian Tax Identification Number:

Investor Account Number with Custodian:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian authorizes the investor to vote the number of shares of Carter Validus Mission Critical REIT II that are beneficially owned by the investor as reflected on the records of Carter Validus Mission Critical REIT II as of the applicable record date at any meeting of the shareholders of Carter Validus Mission Critical REIT II. This authorization shall remain in place until revoked in writing by Custodian. Carter Validus Mission Critical REIT II is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

7. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.
If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian's approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: Carter Validus Mission Critical REIT II, Inc., c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

	% of Distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.	
☐ Send distributions via check to investor's home address **(or for Qualified Plans to the address listed in Section 6)**	
☐ Send distributions via check to the alternate payee listed here **(not available for Qualified Plans without custodial approval)**	

Name:

Address:

City: State Zip Code

Account Number:

☐ Direct Deposit (Attach Voided Check) I authorize Carter Validus Mission Critical REIT II, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Carter Validus Mission Critical REIT II, Inc. in writing to cancel it. In the event that Carter Validus Mission Critical REIT II, Inc. deposits funds erroneously into my account, Carter Validus Mission Critical REIT II, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name: % of Distribution ☐ Checking

ABA/ Routing Number: Account Number: ☐ Savings

8. Broker - Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number:

Representative's Firm Name: Branch ID:

Representative's Address:

Representative's City: State: Zip Code:

Representative's Phone: Representative's Fax Number:

Representative's E-mail Address:

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

☐ Shares are being purchased net of commissions

*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for Carter Validus Mission Critical REIT II) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at 877-907-1148.

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to Carter Validus Mission Critical REIT II, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)
Branch Manager Signature: Date:

9. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT II, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Carter Validus Mission Critical REIT II, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Carter Validus Mission Critical REIT II, Inc. send a paper copy of a particular stockholder communications to me. Carter Validus Mission Critical REIT II, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only

Signature of Investor: Date:

Signature of Joint Investor: Date:

E-mail: (If blank - email from Section 4 will be used)

10. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

_____Owner _____Co-Owner 1. I have received the final Prospectus of Carter Validus Mission Critical REIT II, Inc. at least five business days before signing the Subscription Agreement.

_____Owner _____Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

_____Owner _____Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

_____Owner _____Co-Owner 4. I am purchasing the shares for the account referenced above.

_____Owner _____Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and payment of the full purchase price of the shares.

_____Owner _____Co-Owner 6. **Alabama:** In addition to the general suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times the amount in the program and its affiliates.

_____Owner _____Co-Owner

7. **Iowa:** In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

_____Owner _____Co-Owner

8. **Kansas:** It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivilents, and readily marketable securities, as determinded in conformity with Generally Acceptable Accounting Principles.

_____Owner _____Co-Owner

9. **Kentucky:** In addition to the general suitability standards listed above, no Kentucky resident can invest more than 10% of their liquid net worth in us.

_____Owner _____Co-Owner

10. **Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

_____Owner _____Co-Owner

11. **Massachusetts:** In addition to the suitability standards listed above, Massachusetts investors may not invest more than 10% of their liquid net worth in us or in other illiquid direct participation programs.

_____Owner _____Co-Owner

12. **Missouri:** In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

_____Owner _____Co-Owner

13. **Nebraska:** In addition to the general suitability standards listed above, Nebraska investors must limit their investment in us and in the securities of other direct participation programs to 10% of such investor's net worth.

_____Owner _____Co-Owner

14. **New Jersey:** In addition to the suitability standards listed above, a New Jersey investor's investment in the issuer, shares of its affiliates and other direct participation investments may not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

_____Owner _____Co-Owner

15. **New Mexico:** In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

_____Owner _____Co-Owner

16. **North Dakota:** North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

_____Owner _____Co-Owner

17. **Ohio:** It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exlusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

_____Owner _____Co-Owner

18. **Oregon:** In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident's liquid net worth in us and our affiliates.

_____Owner _____Co-Owner

19. **Tennessee:** In addition to the general suitability standards listed above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobiles. In addition, Tennessee residents' investment in us must not exceed ten percent (10%) of their liquid net worth.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, CARTER VALIDUS MISSION CRITICAL REIT II, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct andcomplete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notifi ed that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings and (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor: _______________ Date: _______________

Signature of Joint Investor or
for Qualified Plans, of Trustee/Custodian: _______________ Date: _______________

The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

FOR PAPERWORK ONLY

Regular Mail

Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178

Overnight Mail

Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

FOR PAYMENTS ONLY

Subscription Agreements may be faxed to:

855.223.2474

Payment may be wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

NOTE TO INVESTORS IN PENNSYLVANIA AND WASHINGTON: For Pennsylvania investors; Until we have raised the minimum offering amount required in the state of Pennsylvania or for Washington investors; the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Carter Validus Mission Critical REIT II" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Notice to Residents of Pennsylvania Only" section or the "Notice to Residents of Washington Only" of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements.

FOR PENNSYLVANIA AND WASHINGTON ONLY - PAPERWORK

Regular Mail

UMB Bank, N.A., as Escrow Agent for
Carter Validus Mission Critical REIT II, Inc.
or UMB Bank, N.A., as Escrow Agent for
CV REIT II
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178

Overnight Mail

UMB Bank, N.A., as Escrow Agent for
Carter Validus Mission Critical REIT II, Inc.
or UMB Bank, N.A., as Escrow Agent for
CV REIT II
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

FOR PENNSYLVANIA AND WASHINGTON ONLY - PAYMENTS

Subscription Agreements may be faxed to:

855.223.2474

Payment may be wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9872061802
FAO: (Include Account Title)

7/14 CV20010-K

CARTER VALIDUS® MISSION CRITICAL REIT II

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500. In no event shall any investment be less than $100.

If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the Automatic Purchase Program by completing an enrollment form that we will provide upon request. North Carolina, New Jersey, Alabama and Ohio investors are not eligible to participate in the Automatic Purchase Program. Custodial accounts are also not eligible to participate in the Automatic Purchase Program.

2. Share Class

Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.

3. Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

4. Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including Carter Validus Mission Critical REIT II, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 10, you are certifying that this number is correct.

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

5. Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 10, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

6. Third Party Custodian Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you would like to purchase shares through an IRA account, First Trust Retirement and Community National Bank have each agreed to act as IRA custodians for such purpose; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with either First Trust Retirement or Community National Bank, we will pay the fees related to the establishment of such accounts with First Trust Retirement or Community National Bank and the first calendar year base fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by either of the IRA custodians, charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through our dealer manager at 1-888-292-3178.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

7. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus of the Subscription Agreement relating to such investment, you must promptly notify Carter Validus Mission Critical REIT II, Inc. in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4.

8. Broker-Dealer, Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 8, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

- has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
- has discussed the investor's prospective purchase of shares with such investor;
- has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;
- has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
- has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 5, and
- has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor's legal residence in Section 4; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

9. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT II, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in Section 9, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT II, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT II, Inc. send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT II, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

10. Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If an Alabama resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Kentucky resident you must also initial paragraph (9), if a Maine resident you must also initial paragraph (10), if a Massachusetts resident you must also initial paragraph (11), if a Missouri resident you must also initial paragraph (12), if a Nebraska resident you must also initial paragraph (13), if a New Jersey resident you must also initial paragraph (14), if a New Mexico resident you must also initial paragraph (15), if a North Dakota resident you must also initial paragraph (16), if an Ohio resident you must also initial paragraph (17), if an Oregon resident you must also initial paragraph (18) and if a resident of Tennessee you must also initial paragraph (19). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

FOR PAPERWORK ONLY

Regular Mail

Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178

Overnight Mail

Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

FOR PAYMENTS ONLY

Subscription Agreements may be faxed to:

855.223.2474

Payment may be wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

NOTE TO INVESTORS IN PENNSYLVANIA AND WASHINGTON: For Pennsylvania investors; Until we have raised the minimum offering amount required in the state of Pennsylvania or for Washington investors; the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Carter Validus Mission Critical REIT II" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Notice to Residents of Pennsylvania Only" section or the "Notice to Residents of Washington Only" of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements.

FOR PENNSYLVANIA AND WASHINGTON ONLY - PAPERWORK

Regular Mail

UMB Bank, N.A., as Escrow Agent for
Carter Validus Mission Critical REIT II, Inc.
or UMB Bank, N.A., as Escrow Agent for
CV REIT II
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178

Overnight Mail

UMB Bank, N.A., as Escrow Agent for
Carter Validus Mission Critical REIT II, Inc.
or UMB Bank, N.A., as Escrow Agent for
CV REIT II
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

FOR PENNSYLVANIA AND WASHINGTON ONLY - PAYMENTS

Subscription Agreements may be faxed to:

855.223.2474

Payment may be wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9872061802
FAO: (Include Account Title)

7/14 CV20011-H

CARTER VALIDUS®
MISSION CRITICAL REIT II

Additional Subscription

This form may be used by any current investor in Carter Validus Mission Critical REIT II who desires to purchase additional units of Carter Validus Mission Critical REIT II. Investors who acquired units through a transfer of ownership or transfer on death and wish to make additional investments must complete the Carter Validus Mission Critical REIT II Subscription Agreement.

1. Investment Information

Amount of Subscription: ____________ State of Sale: ____________

Minimum Additional Investment is $500.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired

2. Account Number

Account Number: ____________

3. Investor Information- SSN or TIN Required

Please print name in which units are registered.

Title Line 1: ____________

Title Line 2: ____________

Primary SSN/TIN: ____________ Secondary SSN/TIN: ____________

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name: ____________ SSN/TIN: ____________ DOB: ____________

Secondary Investor Name: ____________ SSN/TIN: ____________ DOB: ____________

Please indicate if mailing address has changed since initial investment in Carter Validus Mission Critical REIT II ☐ Yes ☐ No

If "yes", please print new address below:

Street Address: ____________

City: ____________ State: ____________ Zip Code: ____________

4. Broker - Dealer and Registered Representative Information

Broker-Dealer Name: ____________

Representative Name: ____________ Rep Number: ____________

Representative's Firm Name: ____________ Branch ID: ____________

Representative's Address: ____________

Representative's City: ____________ State: ____________ Zip Code: ____________

Representative's Phone: ____________ Representative's Fax Number: ____________

Representative's E-mail Address: ____________

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

☐ Shares are being purchased net of commissions

*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for Carter Validus Mission Critical REIT II) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

C-1

4. Broker - Dealer and Registered Representative Information, continued

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to Carter Validus Mission Critical REIT II that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: ______________________ Date: ______________

(If required by Broker-Dealer)
Branch Manager Signature: ______________________ Date: ______________

5. Investor Signatures

By signing below, you agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus (as supplemented) for Carter Validus Mission Critical REIT II or the subscription agreement relating to such investment, you will promptly notify Carter Validus Mission Critical REIT II in writing of the fact at the address set forth below.

Signature of Investor: ______________________ Date: ______________

Signature of Joint Investor or
Third Party Custodian: ______________________ Date: ______________

Please consult your Financial Representative if you have any material changes which might affect your ability to meet the applicable suitability requirements.

The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

FOR PAPERWORK ONLY

Regular Mail

Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178

Overnight Mail

Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

FOR PAYMENTS ONLY

Subscription Agreements may be faxed to:

855.223.2474

Payment may be wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

NOTE TO INVESTORS IN PENNSYLVANIA AND WASHINGTON: For Pennsylvania investors; Until we have raised the minimum offering amount required in the state of Pennsylvania or for Washington investors; the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Carter Validus Mission Critical REIT II" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Notice to Residents of Pennsylvania Only" section or the "Notice to Residents of Washington Only" of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements.

FOR PENNSYLVANIA AND WASHINGTON ONLY - PAPERWORK

Regular Mail

UMB Bank, N.A., as Escrow Agent for
Carter Validus Mission Critical REIT II, Inc.
or UMB Bank, N.A., as Escrow Agent for
CV REIT II
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178

Overnight Mail

UMB Bank, N.A., as Escrow Agent for
Carter Validus Mission Critical REIT II, Inc.
or UMB Bank, N.A., as Escrow Agent for
CV REIT II
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

FOR PENNSYLVANIA AND WASHINGTON ONLY - PAYMENTS

Subscription Agreements may be faxed to:

855.223.2474

Payment may be wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9872061802
FAO: (Include Account Title)

7/14 CV20013-A

C-2

6. Account Type - check one box only

Account Type			Additional Required Documentation
☐ Individual			If TOD, Transfer on Death form
☐ Joint Tenants (WROS)*		☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐ Community Property*		*All parties must sign	
☐ Trust			Trustee Certification form or trust documents
☐ Estate			Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial	☐ UGMA: State of: ______	☐ UTMA: State of: ______	None
☐ Corporation	☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC			LLC Operating Agreement or LLC Resolution
☐ Partnership			Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization			Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan		☐ Defined Benefit Plan	Pages of plan document that list plan name, date, trustee name(s) and signatures
☐ KEOGH Plan			
☐ Traditional IRA	☐ SEP IRA	☐ ROTH IRA	For Inherited IRA indicate Decedent's name: ______________________
☐ Simple IRA	☐ Inherited IRA		
☐ Other (Specify) ______________			

> *For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 13*

7. Investor Information (CVMC REIT II, Product 1, Product 2 & Product 3 Only)

Investor #1 Name | SSN/Tax ID | DOB

Investor #2 Name | SSN/Tax ID | DOB

Street Address

City | State | Zip Code

Mailing Address (optional)

City | State | Zip Code

Phone (day) | Phone (evening)

E-mail

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country: ______________________ ☐ Check here if you are subject to backup withholding

8. Investment Title - SSN or TIN Required (CVMC REIT II, Product 1, Product 2 & Product 3 Only)

Please print names in which shares of common stock and/or units are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write "Same." **(This is the name that will appear on your statement.)**

Title Line 1

Title Line 2

SSN/TIN

9. Individual or Joint Account (Product 4 Only)

For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting.

Name of primary account owner | Social Security number | Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable) | City | State | ZIP

Mailing address (if different) | City | State | ZIP

Daytime phone number | Extension | E-mail address

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ________

Select one: ☐ Employed ☐ Not-employed ☐ Retired

Occupation | Name of employer

Address of employer | City | State | ZIP

If you checked not-employed or retired, please provide source of income: ________

Name of second joint owner (if any) | Social Security number | Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ________

Select one: ☐ Employed ☐ Not-employed ☐ Retired

Occupation | Name of employer

Address of employer | City | State | ZIP

If you checked not-employed or retired, please provide source of income: ________

Please attach a separate sheet with the above information for each additional owner.

10. Entity Account (Product 4 Only)

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

* Select one: ☐ Yes ☐ No

If yes, please explain: ________

Name of legal entity | Social Security number | OR | Tax ID number

Street address of legal entity (P.O. Box not acceptable) | City | State | ZIP

Mailing address (if different) | City | State | ZIP

Daytime phone number | Extension | E-mail address

Date of trust agreement (for trusts only) – MM/DD/YYYY

10. Entity Account (Product 4 Only), continued

Name of trustee/authorized signer | Social Security number of trustee/authorized signer | Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable) | City | State | ZIP

Mailing address (if different) | City | State | ZIP

Daytime phone number | Extension | E-mail address

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____

Name of co-trustee/authorized signer | Social Security number of co-trustee/authorized signer | Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable) | City | State | ZIP

Mailing address (if different) | City | State | ZIP

Daytime phone number | Extension | E-mail address

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____

FOR A TRUST ACCOUNT

☐ Check here if the grantor/settlor is the same as the trustee

For trust accounts, name of grantor/settlor (if different from trustee) | Social Security number of grantor/settelor | Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)

Please provide the industry in which the legal entity operates: ____

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write "none" above name or leave blank)

Name | Social Security number | Date of birth – MM/DD/YYYY

Street address of legal entity (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____

Name | Social Security number | Date of birth – MM/DD/YYYY

Street address of legal entity (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

11. UGMA Account (Product 4 Only)

If the minor's Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor's state.

Name of minor | Social Security number | Date of birth of minor– MM/DD/YYYY

Street address (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____________________

Name of custodian | Social Security number of custodian | Date of birth of custodian– MM/DD/YYYY

US residential address (P.O. Box not acceptable) | City | State | ZIP

Mailing address (if different) | City | State | ZIP

Daytime phone number | Extension | E-mail address

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____________________

Select one: ☐ Employed ☐ Not-employed ☐ Retired

Occupation | Name of employer

Address of employer | City | State | ZIP

If you checked not-employed or retired, please provide source of income: ____________________

12. Retirement/Savings Plan (Product 4 Only)

CUSTODIAN/TRUSTEE

Name of custodian/trustee | Tax ID number

US business address | City | State | ZIP

Mailing address (if different) | City | State | ZIP

Daytime phone number | Extension | E-mail address

PARTICIPANT/EMPLOYEE

Name of participant/employee | Social Security number | Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____________________

Select one: ☐ Employed ☐ Not-employed ☐ Retired

Occupation | Name of employer

Address of employer | City | State | ZIP

If you checked not-employed or retired, please provide source of income: ____________________

15. Broker - Dealer, Registered Investment Advisor and Financial Representative Information

Broker-Dealer Name

Representative Name | Rep Number

Representative's Firm Name | Branch ID

Representative's Address

Representative's City | State | Zip Code

Representative's Phone | Representative's Fax Number

Representative's E-mail Address

This Subscription was made as follows:

- ☐ Through a participating Broker-Dealer
- ☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

☐ Shares are being purchased net of up front commissions (Class A shares and/or units only for CVMC REIT II and/or Product 2 and/or Product 3 and/or Product 4)

**RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.*

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Financial Representative Signature | Date

(If required by Broker-Dealer)
Branch Manager Signature | Date

16. Limited Liability Company Agreement (Product 2 & Product 3 Only)

By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes Product 2 and/or Product 3 to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

17. Electronic Delivery (Optional) (CVMC REIT II, Product 1 & Product 4 Only)

Instead of receiving paper copies of the Prospectus for CVMC REIT II and/or Product 1 and/or Product 4, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT II and/or Product 1 and/or Product 4. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT II and/or Product 1 and/or Product 4 that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT II and/or Product 1 and/or Product 4 send a paper copy of a particular stockholder communications to me. CVMC REIT II and/or Product 1 and/or Product 4 has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only

Signature of Investor: | Date:

Signature of Joint Investor: | Date:

E-mail: (If blank - email from Section 7 and/or 9 will be used)

18. Subscriber Signatures for CVMC REIT II

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____ Owner ____ Co-Owner 1. I (we) have received the final Prospectus of CVMC REIT II at least five business days before signing the Subscription Agreement.

____ Owner ____ Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____ Owner ____ Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____ Owner ____ Co-Owner 4. I (we) am/are purchasing the shares for the account referenced above.

____ Owner ____ Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____ Owner ____ Co-Owner 6. **Iowa:** In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner 7. **Kansas:** It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivilents, and readily marketable securities, as determinded in conformity with Generally Acceptable Accounting Principles.

____ Owner ____ Co-Owner 8. **Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____ Owner ____ Co-Owner 9. **Massachusetts:** In addition to the suitability standards listed above, Massachusetts investors may not invest more than 10% of their liquid net worth in us or in other illiquid direct participation programs.

____ Owner ____ Co-Owner 10. **Missouri:** In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

____ Owner ____ Co-Owner 11. **New Mexico:** In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

____ Owner ____ Co-Owner 12. **North Dakota:** North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

____ Owner ____ Co-Owner 13. **Ohio:** It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exlusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____ Owner ____ Co-Owner 14. **Oregon:** In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident's liquid net worth in us and our affiliates.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, CVMC REIT II WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct andcomplete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notifi ed that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notifi ed me that I am no longer subject to backup withholdings and (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor: ______________________ Date: ____________

Signature of Joint Investor or
for Qualified Plans, of Trustee/Custodian: ______________________ Date: ____________

19. Subscriber Signatures for Product 1

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____ Owner ____ Co-Owner 1. I have received the final Prospectus of Product 1 at least five business days before signing the Subscription Agreement.

____ Owner ____ Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____ Owner ____ Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____ Owner ____ Co-Owner 4. I am purchasing the shares for the account referenced above.

____ Owner ____ Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____ Owner ____ Co-Owner 6. **California:** In addition to the suitability standards noted above, a California investor's total investment in us shall not exceed 10% of his or her net worth.

____ Owner ____ Co-Owner 7. **Iowa:** In addition to the suitability standards noted above, an Iowa investor's total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor's net worth that consists of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner 8. **Kansas:** In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner 9. **Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____ Owner ____ Co-Owner 10. **Massachusetts:** In addition to the suitability standards noted above, the Massachusetts Securities Division recommends that an investor's aggregate investment in this offering and similar offerings, including direct participation investments, not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

19. Subscriber Signatures for Product 1, continued

____ Owner ____ Co-Owner 11. **New Mexico:** In addition to the suitability standards noted above, a New Mexico resident's investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner 12. **North Dakota:** In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

____ Owner ____ Co-Owner 13. **Oklahoma:** In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

____ Owner ____ Co-Owner 14. **Ohio:** In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____ Owner ____ Co-Owner 15. **Oregon:** In addition to the suitability standards noted above, an Oregon investor must limit his or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles).

____ Owner ____ Co-Owner 16. **Texas:** In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, PRODUCT 1 WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

By signing below, you also acknowledge that:

- You do not expect to be able to sell your shares regardless of how we perform.
- If you are able to sell your shares, you will likely receive less than your purchase price.
- We do not intend to list our shares on any securities exchange during or for what may be a significant time after the offering period, and we do not expect a secondary market in the shares to develop.
- Beginning the second quarter of 2013, we intend to implement a share repurchase program, but only a limited number of shares are eligible for repurchase by us. In addition, any such repurchases will be at a price equal to our most recently disclosed net asset value per share immediately prior to the date of repurchase.
- You may not have access to the money you invest for an indefinite period of time.
- An investment in our shares is not suitable for you if you need access to the money you invest.
- Because you will be unable to sell your shares, you will be unable to reduce your exposure in any market downturn.
- Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.
- Previous distributions to stockholders were funded from temporary fee reductions that are subject to repayment to our Adviser. These distributions were not based on our investment performance and may not continue in the future. If our Adviser had not agreed to make expense support payments, these distributions would have come from your paid in capital. The reimbursement of these payments owed to our Adviser will reduce the future distributions to which you would otherwise be entitled.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings and (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or
for Qualified Plans, of Trustee/Custodian: Date:

20. Subscriber Signatures for Product 2

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____ Owner ____ Co-Owner

1. A copy of the prospectus of Product 2 has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per unit may change and I can access this information through Product 2's website.

____ Owner ____ Co-Owner

2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards."

____ Owner ____ Co-Owner

3. I acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.

____ Owner ____ Co-Owner

4. I am purchasing the units for the account referenced above.

____ Owner ____ Co-Owner

5. I acknowledge that I will not be admitted as a unitholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.

____ Owner ____ Co-Owner

6. **California:** In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor's maximum investment in the issuer may not exceed 10% of such investor's net worth.

____ Owner ____ Co-Owner

7. **Iowa:** In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.

____ Owner ____ Co-Owner

8. **Kansas:** In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

____ Owner ____ Co-Owner

9. **Maine:** In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

10. **Massachusetts:** In addition to the suitability described above, Massachusetts investors may not invest more than 10% of their liquid net worth in the issuer and other non-traded direct participation programs. For Massachusetts residents, "liquid net worth" is that portion of an investor's net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

11. **New Mexico:** In addition to the minimum suitability standards described above, a New Mexico investor's maximum investment in the issuer may not exceed 10% of such investor's liquid net worth.

____ Owner ____ Co-Owner

12. **North Dakota:** In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.

____ Owner ____ Co-Owner

13. **Ohio:** In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident's investment in the issuer, the issuer's affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

20. Subscriber Signatures for Product 2, continued

____ Owner ____ Co-Owner 14. **Oklahoma:** In addition to the minimum suitability standards described above, an Oklahoma resident's investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

____ Owner ____ Co-Owner 15. **Oregon:** In addition to the minimum suitability standards described above, Oregon investors must have a net worth of at least ten times their investment in the issuer.

____ Owner ____ Co-Owner 16. **Texas:** Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer's affiliates and in other non-traded business development companies. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, PRODUCT 2 WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A UNITHOLDER. NO SALE OF UNITS OF PRODUCT 2 MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER I RECEIVE THE FINAL PROSPECTUS.

The undersigned hereby applies to purchase units in PRODUCT 2 in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or
for Qualified Plans, of Trustee/Custodian: Date:

21. Subscriber Signatures for Product 3

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____ Owner ____ Co-Owner 1. A copy of the prospectus of Product 3 has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per share may change and I can access this information through Product 3's website.

____ Owner ____ Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards."

____ Owner ____ Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____ Owner ____ Co-Owner 4. I am purchasing the shares for the account referenced above.

____ Owner ____ Co-Owner 5. I acknowledge that I will not be admitted as a shareholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____ Owner ____ Co-Owner 6. **California:** In addition to the minimum suitability standards listed above, a California investor's maximum investment in the Issuer may not exceed 10% of such investor's net worth.

____ Owner ____ Co-Owner 7. **Iowa:** In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (not including home, furnishings and personal automobiles) of $100,000 and an annual gross income of at least $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

21. Subscriber Signatures for Product 3, continued

____ Owner ____ Co-Owner

8. **Kansas:** In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.

____ Owner ____ Co-Owner

9. **Maine:** In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

10. **Massachusetts:** In addition to the minimum suitability standards described above, Massachusetts investors may not invest more than 10% of their liquid net worth in us and other non-traded direct participation programs. For Massachusetts residents, "liquid net worth" is that portion of an investor's net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

11. **New Mexico:** In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident's liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

____ Owner ____ Co-Owner

12. **North Dakota:** In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

____ Owner ____ Co-Owner

13. **Oklahoma:** In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

____ Owner ____ Co-Owner

14. **Oregon:** In addition to the minimum suitability standards described above, an investment by an Oregon resident may not exceed 10 percent (10%) of the Oregon resident's liquid net worth.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, PRODUCT 3 WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A SHAREHOLDER. NO SALE OF SHARES OF PRODUCT 3 MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE PROSPECTUS.

The undersigned hereby applies to purchase shares in PRODUCT 3 in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor: ______________________ Date: ____________

Signature of Joint Investor or
for Qualified Plans, of Trustee/Custodian: ______________________ Date: ____________

22. Subscriber Signatures for Product 4

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____ Owner ____ Co-Owner

1. I have received the final Prospectus of Product 4 at least five business days before signing the Subscription Agreement. In addition, I acknowledge that after the end of each business day following the escrow period, I can access the NAV per share for each class of shares through Product 4's website and toll-free automated telephone line.

22. Subscriber Signatures for Product 4, continued

____ Owner ____ Co-Owner

2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." In addition, not more than 10% of my net worth will be invested in shares of Product 4, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____ Owner ____ Co-Owner

4. I am purchasing the shares for the account referenced above.

____ Owner ____ Co-Owner

5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____ Owner ____ Co-Owner

6. **Iowa:** In addition to the suitability standards noted above, it is recommended by the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

7. **Kansas:** In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of Product 4 and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

8. **Massachusetts:** In addition to the suitability standards noted above, purchasers residing in Massachusetts may not invest more than 10% of their liquid net worth in Product 4's shares and shares of other direct participation programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

9. **New Mexico:** In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in Product 4's shares, shares of Product 4's affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

10. **Ohio:** In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in Product 4's shares, shares of Product 4's affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, PRODUCT 4 WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A STOCKHOLDER.

Substitute IRS Form W-9 (required for U.S. investors only): I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is my correct tax payer identification number, (ii) unless the box below is checked, I am not subject to backup withholding because a) I am exempt from backup withholding; or b) the Internal Revenue Service (IRS) has not notified me that I am subject to backup withholding as a result of failure to report all interest or dividends; or c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. citizen or other U.S. person.

☐ Please check this box **only** if you are subject to backup withholding. Please include a copy of the notification letter you received from the IRS.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Signature of Investor — Date

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian — Date

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

CVMC REIT II INVESTORS: The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #:9871916944
FAO: (Include Account Title)

CVMC REIT II INVESTORS IN PENNSYLVANIA AND WASHINGTON: For Pennsylvania investors; Until we have raised the minimum offering amount required in the state of Pennsylvania or for Washington investors; the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Carter Validus Mission Critical REIT II" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Notice to Residents of Pennsylvania Only" section or the "Notice to Residents of Washington Only" of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements.

UMB Bank, N.A. as Escrow Agent for
"Carter Validus Mission Critical REIT II"
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9872061802
FAO: (Include Account Title)

PRODUCT 1 INVESTORS: The Subscription Agreement, together with a check made payable to "Product 1" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)

PRODUCT 2 INVESTORS: The Subscription Agreement, together with a check made payable to "Product 2" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #:XXXXXXXXX
FAO: (Include Account Title)

PRODUCT 2 INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Product 2" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Suitability Standards-Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

UMB Bank, N.A., as Escrow Agent for
Product 2
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)

PAYMENT INSTRUCTIONS, continued

PRODUCT 3 INVESTORS: Once the applicable minimum offering amount has been raised for Product 1 (see above), the Subscription Agreement, together with a check for the portion of your purchase that is for Product 3, can be included as a check made payable to Product 3 or wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #:XXXXXXXXX
FAO: (Include Account Title)

PRODUCT 3 INVESTORS IN PENNSYLVANIA AND WASHINGTON: Until we have raised the minimum offering amount required in the state of Pennsylvania or for Washington investors, the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Product 3" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Suitability Standards-Notice to Residents of Pennsylvania Only" section or the "Suitability Standards-Notice to Residents of Washington Only" of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements.

UMB Bank, N.A., as Escrow Agent for
Product 3
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)

PRODUCT 4 INVESTORS: Once the applicable minimum offering amount has been raised for Product 1 (see above), the Subscription Agreement, together with a check for the portion of your purchase that is for Product 4, can be included as a check made payable to Product 4 or wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #:XXXXXXXXX
FAO: (Include Account Title)

PRODUCT 4 INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Product 4" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

UMB Bank, N.A., as Escrow Agent for
Product 4
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)

7/14 XXXXX-A

CARTER VALIDUS MISSION CRITICAL REIT II Product 1 Logo Product 2 Logo Product 3 Logo Product 4 Logo

Investor Instructions

This subscription agreement is not valid for use in AL, AR, KY, MD, NE, NJ and TN.
Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: Money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500 for CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3. For Product 4 only, a minimum initial investment of $2,500 is required. In no event shall any investment be less than $100.

2. Share Class (CVMC REIT II Only)

Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.

3. Unit Class (Product 2 Only)

Please consult with your financial representative and check the appropriate box to indicate the class of units you intend to purchase.

4. Share Class (Product 3 Only)

Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.

5. Share Class (Product 4 Only)

Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.

6. Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

7. Investor Information (CVMC REIT II, Product 1, Product 2, Product 3 Only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 18 and/or 19 and/or 20 and/or 21, you are certifying that this number is correct.

8. Investment Title (CVMC REIT II, Product 1, Product 2, Product 3 Only)

Please print the exact name(s) in which shares and/or units are to be registered.

For trusts, include the name of the trust and the name of the trustee.
For qualified plans, include the custodian name, plan name, and individual name, if applicable.
For IRAs, include the custodian name and individual name.
For entities, include the entity name.

9. Individual or Joint Account (Product 4 Only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.
All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 22, you are certifying that this number is correct.

10. Entity Account (Product 4 Only)

If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. Product 4 reserves the right to require additional documents on future transactions.

Please note this is not an all inclusive list of documents.

Please Note: You must indicate if the Account is engaged in internet gambling or supports companies engaged in internet gambling.

You must include a permanent street address even if your mailing address is a P.O. Box. Please be sure to indicate the country of citizenship for all resident aliens.

Enter the name(s), SSN, mailing address and telephone numbers of all trustee/guardian/conservator/authorized signer(s)

For Trust Accounts, please attach a separate sheet with the requested information for each additional trustee, grantor/settlor, or authorized signer.

For Business Accounts, please attach a separate sheet with the requested information for each additional ultimate beneficial owner.

Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) orcertificate/affidavit of trust
Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws
Financial institution regulated by a federal regulator: Registration certificate
Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days
Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship
Estate: Appointment of executor(trix) certified within 60 days
Bank regulated by a state bank regulator: Registration certificate
Publicly traded company: (Please provide company's CUSIP number)
Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)

11. UGMA Account (Product 4 Only)

Complete this section for UGMA accounts.
If the minor's Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor's state.

12. Retirement/Savings Plan (Product 4 Only)

Complete this section for Retirement/Savings Plan accounts.

13. Third Party Custodian Information

Complete this section for ALL retirement accounts, as well as non-retirement accounts that have elected to use a third party custodian.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4. In addition, Community National Bank has agreed to act as IRA Custodian for purchases of CVMC REIT II only or for joint purchases with Product 1 and/or Product 2 and/or Product 3 and/or Product 4; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with First Trust Retirement, CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, CVMC REIT II will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your financial representative or our dealer manager.

14. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 in writing of that fact. This request in no way shifts the responsibility of CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4's sponsor, and participating Broker-Dealers and Registered Investment Advisors recommending the purchase of shares and/or units in this offering, to make every reasonable effort to determine that the purchase of shares and/or units in this offering is a suitable and appropriate investment based on information provided by you.

Complete this section to enroll in the Distribution Reinvestment Plan of CVMC REIT II and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 8. IRA accounts may not direct distributions without the custodian's approval.)

15. Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 15, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

- has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
- has discussed the investor's prospective purchase of shares and/or units with such investor;
- has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and/or units and other fundamental risks related to the investment in the shares and/or units, the restrictions on transfer of the shares and/or units and the risk that the investor could lose his or her entire investment in the shares and/or units;
- has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
- has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 6, and
- has reasonable grounds to believe the purchase of shares and/or units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares and/or units in the state where the investment was made and in the state designated as the investor's legal residence in Section 7 and/or 9; and (ii) agree to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years.

16. Limited Liability Company Agreement (Product 2 & Product 3 Only)

By signing the Subscription Agreement, you agree to be bound by the terms of our operating agreement and any of its amendments or supplements and authorize Product 2 and/or Product 3 to make all filings of certificates, instruments, agreements or other documents as may be required or advisable under Delaware law.

17. Electronic Delivery (Optional) (CVMC REIT II, Product 1 & Product 4 Only)

Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CMVC REIT II and/or **Product 1 and/or Product 4**. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CMVC REIT II and/or **Product 1 and/or Product 4** that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CMVC REIT II and/or **Product 1 and/or Product 4** send a paper copy of a particular stockholder communications to me. CMVC REIT II and/or **Product 1 and/or Product 4** has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

18. Subscriber Signatures for CVMC REIT II

Please separately initial each of the representations in paragraph (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Maine resident you must also initial paragraph (8), if a Massachusetts resident you must also initial paragraph (9), if a Missouri resident you must also initial paragraph (10), if a New Mexico resident you must also initial paragraph (11) if a North Dakota resident you must also initial paragraph (12), if an Ohio resident you must also initial paragraph (13) and if an Oregon resident you must also initial paragraph (14). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Product 1 Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards.

By signing this Subscription Agreement, you agree to provide the information in Section 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

19. Subscriber Signatures for Product 1

Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a Massachusetts resident you must also initial paragraph (10), if a New Mexico resident you must also initial paragraph (11), if a North Dakota resident you must also initial paragraph (12), if an Oklahoma resident you must also initial paragraph (13), if an Ohio resident you must also initial paragraph (14), if an Oregon resident you must also initial paragraph (15) and if a Texas resident you must also initial paragraph (16). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

20. Subscriber Signatures for Product 2

Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a Massachusetts resident you must also initial paragraph (10), if a New Mexico resident you must also initial paragraph (11), if a North Dakota resident you must also initial paragraph (12), if an Ohio resident you must also initial paragraph (13), if an Oklahoma resident you must also initial paragraph (14), if a Oregon resident you must also initial paragraph (15) and if a Texas resident you must also initial paragraph (16). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

21. Subscriber Signatures for Product 3

Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a Massachusetts resident you must also initial paragraph (10), if a New Mexico resident you must also initial paragraph (11), if a North Dakota resident you must also initial paragraph (12), if an Oklahoma resident you must also initial paragraph (13) and if an Oregon resident you must also initial paragraph (14). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

22. Subscriber Signatures for Product 4

Please separately initial each of the representations in paragraphs (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Massachusetts resident you must also initial paragraph (8), if a New Mexico resident you must also initial paragraph (9) and if an Ohio resident you must also initial paragraph (10). Except in the case of fiduciary accounts,you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

CVMC REIT II INVESTORS: The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #:9871916944
FAO: (Include Account Title)

CVMC REIT II INVESTORS IN PENNSYLVANIA AND WASHINGTON: For Pennsylvania investors; Until we have raised the minimum offering amount required in the state of Pennsylvania or for Washington investors; the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Carter Validus Mission Critical REIT II" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Notice to Residents of Pennsylvania Only" section or the "Notice to Residents of Washington Only" of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements.

UMB Bank, N.A. as Escrow Agent for
"Carter Validus Mission Critical REIT II"
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9872061802
FAO: (Include Account Title)

PRODUCT 1 INVESTORS: The Subscription Agreement, together with a check made payable to "Product 1" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)

PRODUCT 2 INVESTORS: The Subscription Agreement, together with a check made payable to "Product 2" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #:XXXXXXXXX
FAO: (Include Account Title)

PRODUCT 2 INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Product 2" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Suitability Standards-Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

UMB Bank, N.A., as Escrow Agent for
Product 2
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)

PAYMENT INSTRUCTIONS, continued

PRODUCT 3 INVESTORS: Once the applicable minimum offering amount has been raised for Product 1 (see above), the Subscription Agreement, together with a check for the portion of your purchase that is for Product 3, can be included as a check made payable to Product 3 or wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #:XXXXXXXXX
FAO: (Include Account Title)

PRODUCT 3 INVESTORS IN PENNSYLVANIA AND WASHINGTON: Until we have raised the minimum offering amount required in the state of Pennsylvania or for Washington investors, the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Product 3" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Suitability Standards-Notice to Residents of Pennsylvania Only" section or the "Suitability Standards-Notice to Residents of Washington Only" of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements.

UMB Bank, N.A., as Escrow Agent for
Product 3
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)

PRODUCT 4 INVESTORS: Once the applicable minimum offering amount has been raised for Product 1 (see above), the Subscription Agreement, together with a check for the portion of your purchase that is for Product 4, can be included as a check made payable to Product 4 or wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #:XXXXXXXXX
FAO: (Include Account Title)

PRODUCT 4 INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Product 4" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

UMB Bank, N.A., as Escrow Agent for
Product 4
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)

7/14 SC0184-A